Exhibit 10.2

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AMENDMENT NO. 6 TO COLLABORATION AND LICENSE AGREEMENT

This Amendment No. 6 to the Collaboration and License Agreement (“Amendment”) is made and entered into by and between Kyowa Hakko Kirin Co., Ltd., a company organized and existing under the laws of Japan, with an address at 1-9-2 Otemachi, Chiyoda-ku, Tokyo, 100-0004, Japan (“KHK”) and Ultragenyx Pharmaceutical Inc., a company organized and existing under the laws of the State of Delaware, with an address at 60 Leveroni Court, Novato, California 94949, USA (“UGNX”).

RECITALS

A.

WHEREAS, KHK and UGNX entered into a Collaboration and License Agreement effective as of August 29, 2013, an Amendment No. 1 to Collaboration and License Agreement effective as of August 24, 2015, an Amendment No. 2 to Collaboration and License Agreement effective as of November 28, 2016, an Amendment No. 3 to Collaboration and License Agreement effective as of September 29, 2017, an Amendment No. 4 to Collaboration and License Agreement effective as of January 29, 2018, and an Amendment No. 5 to Collaboration and License Agreement effective as of April 30, 2018 (collectively, the “Collaboration Agreement”); and

B.	WHEREAS, both Parties wish to further amend the Collaboration Agreement as set forth below.

C.	NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the Parties agree as follows:

1.	This Amendment shall be effective as of February 1, 2019 (the “Amendment Effective Date”).

2.	Any capitalized terms that are not defined in this Amendment will have their respective meanings set forth in the Collaboration Agreement.

3.	A new Section 1.1.86 shall be added that provides as follows:

“1.1.86   “207 Study” means the “ Phase 2, Open-label, Multicenter, Uncontrolled Study to Evaluate Safety, Efficacy, Pharmacodynamics and Pharmacokinetics of Burosumab in Children from Birth to Less than 1 Year of Age with X-linked Hypophosphatemia. (BUR-CL207)”

4.	Section 4.2.1 shall be deleted in its entirety and replaced with the following:

“The Parties shall prepare in writing an overall Development plan and budget (as such plan and budget may be amended from time to time in accordance with this Agreement, the “Core Development Plan”) covering the entire Development period and the Development activities and costs required in order to obtain and

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

maintain the Marketing Approvals and (if applicable) the Pricing and/or Reimbursement Approvals for the Licensed Products (including Phase 4 Clinical Trials, if applicable) for the First Indication and Additional Indications, if any, in the Profit Share Territory, the European Territory, and Japan and Korea (such activities, the “Core Development Activities”), provided that the Core Development Plan related to Japan and/or Korea shall be limited to Clinical Trials mutually agreed by the Parties. The Parties acknowledge and agree that, in the Profit Share Territory and the European Territory, it is their intent to seek Marketing Approval in the First Indication for a label that is as broad as reasonably possible (including, for clarity, broad use by age), taking into account, among other things, the requirements of Applicable Laws and the interest in making Licensed Products in the Field commercially available in a timely manner.  In the Profit Share Territory and the European Territory, in addition to Clinical Trial(s) designed to obtain Marketing Approval for pediatric patients from the age of five (5) through the age of eighteen (18), unless otherwise agreed upon in writing by the Parties, the Core Development Plan shall include a Clinical Trial for pediatric patients below the age of 5.  For clarity, the Core Development Plan and Core Development Activities shall cover the 001 and 002 Studies, and the 207 Study.  The initial Core Development Plan has been mutually agreed in writing by the Parties, and shall be the operative Core Development Plan until amended with the approval of the JSC.

5.	Section 4.3.1 shall be deleted in its entirety and replaced with the following:

“(a) UGNX shall be the lead Party for the Development of Licensed Products in the Field in the Profit Share Territory, the European Territory, and Japan and Korea (“Lead Development Party”) for the following activities beginning on the Effective Date (collectively, “UGNX Core Development Activities”): (i) [***] conducted in the Profit Share Territory [***]; (ii) [***] conducted in the European Territory [***]; and (iii) [***] conducted in Japan and Korea; provided, however, that UGNX shall in each case under (i) and (ii) continue to be the Lead Development Party for any Phase 4 Clinical Trials and/or Clinical Trials for additional indications in the Field (but excluding for clarity Phase 5 Clinical Trials), if any, commenced (Initiation) by [***] in the [***] or the [***] prior to the [***], as applicable, until completion of such respective Clinical Trial (“On-Going Clinical Trials”).

(b)[***] shall be the Lead Development Party for the following activities (collectively, “[***] Core Development Activities”): (i) [***]; (ii) [***]; (iii) [***]; (iv) [***] all of the Core Development Activities conducted in the [***], until completion of such studies, excluding, for clarity, in the case of (iii) and (iv), any On-Going Clinical Trials.

6.	Section 4.9.1(a) shall be deleted in its entirety and replaced with the following:

“(a) Pre-Transition Funding.  UGNX and KHK shall share equally (50/50) the Development Costs for all of the Core Development Activities incurred after the

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Effective Date through the day immediately preceding the Profit Share Transition Date (in the Profit Share Territory) or the applicable European Transition Date (in the European Territory), including, for clarity, the 001and 002 Studies and any On-Going Clinical Trials, until completion of such studies, except that KHK shall be responsible for one hundred percent (100%) of the Development Costs for the 207 Study.

7.	Except as expressly provided in this Amendment, all other terms, conditions and provisions of the Collaboration Agreement shall continue in full force and effect as provided therein.

8.

This Amendment may be executed in identical duplicate copies exchanged by facsimile or e-mail (PDF form) transmission.  The Parties agree to execute two identical original copies of this Amendment after exchanging signed facsimile versions.  Each identical counterpart will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 6 to Collaboration and License Agreement to be effective as of the Amendment Effective Date.

KYOWA HAKKO KIRIN CO., LTD.		ULTRAGENYX PHARMACEUTICAL INC.

By:	/s/ Yasuo Fujii	By:	/s/ Thomas Kassberg
Name:	Yasuo Fujii	Name:	Thomas Kassberg
Title:	Director, Business Development Dept.	Title:	Chief Business Officer

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